Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-278251) pertaining to the Incentive Award Plan of VinFast Auto Ltd., of our reports dated April 28, 2025, with respect to the consolidated financial statements of VinFast Auto Ltd., and the effectiveness of internal control over financial reporting of VinFast Auto Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Vietnam Limited

Ho Chi Minh City, Vietnam

April 28, 2025